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                                                                    EXHIBIT 10.1

                             STOCK OPTION AGREEMENT

       Stock Option Agreement, dated as of June 1, 1999, between Peoples Heritage Financial Group, Inc., a Maine corporation ("Grantee"), and Banknorth Group, Inc., a Delaware corporation ("Issuer").

                              W I T N E S S E T H:

       WHEREAS, Grantee and Issuer have entered into an Agreement and Plan of Merger of even date herewith (the "Merger Agreement"), providing for, among other things, the merger of Issuer with and into Grantee (the "Merger"); and

       WHEREAS, as a condition and an inducement to Grantee to enter into the Merger Agreement, Issuer has agreed to grant Grantee the Option (as hereinafter defined);

       NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Merger Agreement, the parties hereto agree as follows:

       1. (a) Issuer hereby grants to Grantee an unconditional, irrevocable option (the "Option") to purchase, subject to the terms hereof, up to an aggregate of 4,621,085 fully paid and nonassessable shares (the "Option Shares") of common stock, par value $1.00 per share, of Issuer (the "Common Stock") at a price per share equal to $26.80 (the "Option Price"); provided, however, that in no event shall the number of shares for which this Option is exercisable exceed 19.9% of the issued and outstanding shares of Common Stock without giving effect to any shares subject to or issued pursuant to the Option. The number of shares of Common Stock that may be received upon the exercise of the Option and the Option Price are subject to adjustment as herein set forth.

       (b) In the event that any additional shares of Common Stock are either
(i) issued or otherwise become outstanding after the date of this Agreement (other than pursuant to this Agreement and other than pursuant to an event described in Section 5(a) hereof), including, without limitation, pursuant to stock option or other employee plans or as a result of the exercise of conversion rights, or (ii) redeemed, repurchased, retired or otherwise cease to be outstanding after the date of this Agreement, the number of shares of Common Stock subject to the Option shall be increased or decreased, as appropriate, so that, after such event, such number equals 19.9% of the number of shares of Common Stock then issued and outstanding without giving effect to any shares subject to or issued pursuant to the Option. Nothing contained in this Section l(b) or elsewhere in this Agreement shall be deemed to authorize Issuer or Grantee to breach any provision of the Merger Agreement.

       2. (a) The Holder (as hereinafter defined) may exercise the Option, in whole or part, and from time to time, if, but only if, both an Initial Triggering Event (as hereinafter defined) and a Subsequent Triggering Event (as hereinafter defined) shall have occurred prior to the occurrence of


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an Exercise Termination Event (as hereinafter defined), provided that the Holder shall have sent the written notice of the first exercise (as provided in paragraph (e) of this Section 2) within six months following the first
Subsequent Triggering Event to occur (or such later period as provided in Section 10). Each of the following shall be an Exercise Termination Event: (i) the Effective Time (as defined in the Merger Agreement); (ii) termination of the Merger Agreement in accordance with the provisions thereof if such termination occurs prior to the occurrence of an Initial Triggering Event, except a termination by Grantee pursuant to Section 7.1(b) of the Merger Agreement
(unless the breach by Issuer giving rise to such right of termination was non-volitional); or (iii) the passage of 12 months after termination of the Merger Agreement if such termination follows the occurrence of an Initial Triggering Event or is a termination by Grantee pursuant to Section 7.1(b) of the Merger Agreement (unless the breach by Issuer giving rise to such right of termination is non-volitional), provided that if an Initial Triggering Event continues or occurs beyond such termination and prior to the passage of such 12-month-period, the Exercise Termination Event shall be 12 months from the expiration of the Last Triggering Event but in no event more than 18 months after such termination. The term "Last Triggering Event" shall mean the last Initial Triggering Event to expire, and the term "Holder" shall mean the holder or holders of the Option pursuant to this Agreement. Notwithstanding anything to the contrary contained herein, the Option may not be exercised at any time when Grantee shall be in willful material breach of any of its covenants or agreements contained in the Merger Agreement such that Issuer shall be entitled to terminate the Merger Agreement pursuant to Section 7.1(b) thereof as a result of such a willful material breach.

       (b) The term "Initial Triggering Event" shall mean any of the following events or transactions occurring on or after the date hereof:

           (i) Issuer or any Subsidiary of Issuer (an "Issuer Subsidiary"), without having received Grantee's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction (as hereinafter defined) with any person (the term "person" for purposes of this Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations thereunder), other than Grantee or any Subsidiary of Grantee (a "Grantee Subsidiary") or the Board of Directors of Issuer (the "Issuer Board") shall have recommended that the shareholders of Issuer approve or accept any Acquisition Transaction with any person other than Grantee or a Grantee Subsidiary. For purposes of this Agreement, (a) "Acquisition Transaction" shall mean (w) a merger or consolidation, or any similar transaction, involving Issuer or any Issuer Subsidiary, (x) a purchase, lease or other acquisition or assumption of all or any substantial part of the assets or deposits of Issuer or any Issuer Subsidiary, (y) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 10% or more of the voting power of Issuer or any Issuer Subsidiary or (z) any substantially similar transaction, provided that in no event shall any merger, consolidation, purchase or similar transaction (I) involving only Issuer and one or more of its Subsidiaries, or involving only any two or more of such Subsidiaries, be deemed to be an Acquisition Transaction, provided that any such transaction is not entered into in violation of the terms of the Merger Agreement, or (II) permitted by Section 5.6 of the Merger Agreement be deemed


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to be an Acquisition Transaction; and (b) "Subsidiary" shall have the meaning set forth in Rule 12b-2 under the 1934 Act;

       (ii) Any person, other than Grantee or a Grantee Subsidiary, shall have acquired beneficial ownership or the right to acquire beneficial ownership of 10% or more of the outstanding shares of Common Stock (the term "beneficial ownership" for purposes of this Agreement having the meaning assigned thereto in
Section 13(d) of the 1934 Act, and the rules and regulations thereunder);

       (iii) Any person, other than Grantee or a Grantee Subsidiary, shall have made a bona fide proposal to Issuer or its stockholders by public announcement or written communication that is or becomes the subject of public disclosure to engage in an Acquisition Transaction;

       (iv) The stockholders of Issuer shall have voted and failed to adopt the Merger Agreement at a meeting which has been held for that purpose or any adjournment or postponement thereof, or such meeting shall not have been held in violation of the Merger Agreement or shall have been cancelled prior to termination of the Merger Agreement if, prior to such meeting (or if such meeting shall not have been held or shall have been cancelled, prior to such termination), it shall have been publicly announced that any person (other than Grantee or a Grantee Subsidiary) shall have made, or publicly disclosed an intention to make, a proposal to engage in an Acquisition Transaction;

       (v) The Issuer Board, without having received Grantee's prior written consent, shall have withdrawn or modified, or publicly announced its intention to withdraw or modify in any manner adverse in any respect to Grantee, its recommendation that the stockholders of Issuer approve the transactions contemplated by the Merger Agreement in anticipation of engaging in an Acquisition Transaction, or Issuer or any Issuer Subsidiary shall have authorized, recommended or proposed, or publicly announced its intention to authorize, recommend or propose, an agreement to engage in an Acquisition Transaction with any person other than Grantee or a Grantee Subsidiary;

       (vi) Any person other than Grantee or a Grantee Subsidiary shall have filed with the Securities and Exchange Commission ("SEC") a registration statement or tender offer materials with respect to a potential exchange or tender offer that would constitute an Acquisition Transaction (or filed a preliminary proxy statement with the SEC with respect to a potential vote by its stockholders to approve the issuance of shares to be offered in such an exchange offer);

       (vii) After an overture is made by any person, other than Grantee or a Grantee Subsidiary, to Issuer or its stockholders to engage in an Acquisition Transaction, Issuer shall have breached any covenant or obligation contained in the Merger Agreement and such breach (x) would entitle Grantee to terminate the Merger Agreement (whether immediately or after the giving of notice or passage of time or both) and (y) shall not have been cured prior to the Notice Date (as defined below); or

       (viii) Any person other than Grantee or a Grantee Subsidiary shall have filed an application or notice with the Board of Governors of the Federal Reserve System (the "Federal Reserve Board")


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or other federal or state bank regulatory or antitrust authority, which application or notice has been accepted for processing, for approval to engage in an Acquisition Transaction.

       (c) The term "Subsequent Triggering Event" shall mean any of the following events or transactions occurring after the date hereof:

       (i) The acquisition by any person (other than Grantee or any Grantee Subsidiary) of beneficial ownership of 25% or more of the then outstanding Common Stock; or

       (ii) The occurrence of the Initial Triggering Event described in clause
(i) of subsection (b) of this Section 2, except that the percentage referred to in clause (y) of the second sentence thereof shall be 25%;

provided, however, that, notwithstanding any other provision of this Agreement to the contrary, a Subsequent Triggering Event shall be deemed to have occurred in the event that either a Shares Acquisition Date or a Distribution Date has occurred, as such terms are defined in the Rights Agreement, dated as of November 27, 1990, and amended and restated as of September 4, 1998, between Issuer and Registrar and Transfer Company, as Rights Agent.

       (d) Issuer shall notify Grantee promptly in writing of the occurrence of any Initial Triggering Event or Subsequent Triggering Event (together, a "Triggering Event") of which it has notice, it being understood that the giving of such notice by Issuer shall not be a condition to the right of the Holder to exercise the Option.

       (e) In the event the Holder is entitled to and wishes to exercise the Option (or any portion thereof), it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of shares of Common Stock it will purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 60 business days from the Notice Date for the closing of such purchase (the "Closing"); provided that if prior notification to or approval of the Federal Reserve Board or any other regulatory or antitrust agency is required in connection with such purchase, the Holder shall promptly file the required notice or application for approval, shall promptly notify Issuer of such filing and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification periods have expired or been terminated or such approvals have been obtained and any requisite waiting period or periods shall have passed. Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto. The term "business day" for purposes of this Agreement means any day, excluding Saturdays, Sundays and any other day that is a legal holiday in the State of Vermont or a day on which banking institutions in the State of Vermont are authorized by law or executive order to close.

       (f) At a Closing, the Holder shall (i) pay to Issuer the aggregate purchase price for the shares of Common Stock purchased pursuant to the exercise of the Option in immediately available funds by wire transfer to a bank account designated by Issuer and (ii) present and surrender this Agreement


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to Issuer at its principal executive offices, provided that the failure or refusal of the Issuer to designate such a bank account or accept surrender of this Agreement shall not preclude the Holder from exercising the Option.

       (g) At a Closing, simultaneously with the delivery of immediately available funds as provided in subsection (f) of this Section 2, Issuer shall deliver to the Holder a certificate or certificates representing the number of shares of Common Stock purchased by the Holder and, if the Option should be exercised in part only, a new Option evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder, and the Holder shall deliver to Issuer a copy of this Agreement and a letter agreeing that the Holder will not offer to sell or otherwise dispose of such shares in violation of applicable law or the provisions of this Agreement.

       (h) Certificates for Common Stock delivered at a Closing hereunder may be endorsed (in the sole discretion of Issuer) with a restrictive legend that shall read substantially as follows:

           "The transfer of the shares represented by this certificate is subject to certain provisions of an agreement between the registered holder hereof and Issuer and to resale restrictions arising under the Securities Act of 1933, as amended. A copy of such agreement is on file at the principal office of Issuer and will be provided to the holder hereof without charge upon receipt by Issuer of a written request therefor."

It is understood and agreed that: (i) the reference to the resale restrictions of the Securities Act of 1933, as amended (the "1933 Act") in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the Holder shall have delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel, in form and substance reasonably satisfactory to Issuer, to the effect that such legend is not required for purposes of the 1933 Act; (ii) the reference to the provisions of this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference in the reasonable opinion of counsel to the Holder; and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition, such certificates shall bear any other legend as may be required by law.

       (i) Upon the giving by the Holder to Issuer of the written notice of exercise of the Option provided for under paragraph (e) of this Section 2, the tender of the applicable purchase price in immediately available funds and the tender of a copy of this Agreement to Issuer, the Holder shall be deemed, subject to the receipt of any necessary regulatory approvals, to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. Issuer shall pay all expenses, and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 2 in the name of the Holder or its assignee, transferee or designee.


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       (j) Notwithstanding anything to the contrary contained in this Agreement, this Agreement shall terminate and shall be of no further force and effect in the event that the Merger Agreement is validly terminated by either Issuer or Grantee pursuant to Section 7.1(g) thereof.

       3. Issuer agrees: (i) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Common Stock so that the Option may be exercised without additional authorization of Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase Common Stock; (ii) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer;
(iii) promptly to take all action as may from time to time be required (including without limitation (x) complying with all applicable premerger notification, reporting and waiting period requirements specified in 15 U.S.C.
Section 18a and regulations promulgated thereunder and (y) in the event, under the Bank Holding Company Act of 1956, as amended (the "BHCA"), or the Change in Bank Control Act of 1978, as amended, or any state or other federal banking law, prior approval of or notice to the Federal Reserve Board or to any state or other federal regulatory authority is necessary before the Option may be exercised, cooperating fully with the Holder in connection with the preparation of such applications or notices and providing such information to the Federal Reserve Board or such state or other federal regulatory authority as they may require) in order to permit the Holder to exercise the Option and Issuer duly and effectively to issue shares of Common Stock pursuant hereto; and (iv) promptly to take all action provided herein to protect the rights of the Holder against dilution.

       4. This Agreement and the Option granted hereby are exchangeable, without expense, at the option of the Holder, upon presentation and surrender of this Agreement at the principal office of Issuer, for other Agreements providing for Options of different denominations entitling the holder thereof to purchase on the same terms and subject to the same conditions as are set forth herein in the aggregate the same number of shares of Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any Stock Option Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, subject to the aforementioned indemnification, if applicable, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

       5. In addition to the adjustment in the number of shares of Common Stock that are purchasable upon exercise of the Option pursuant to Section 1 of this Agreement, the number of Option Shares purchasable upon the exercise of the Option and the Option Price shall be subject to adjustment from time to time as provided in this Section 5.


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       (a) In the event of any change in, or distributions in respect of, the
Common Stock by reason of stock dividend, split-up, merger, recapitalization, combination, subdivision, conversion, exchange of shares, distribution on or in respect of the Common Stock or similar transaction, the type and number of Option Shares shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction, so that Grantee shall receive upon exercise of the Option the number and class of Option Shares that Grantee would have held immediately after such event if the Option had been exercised immediately prior to such event, or the record date therefor, as applicable.

       (b) Whenever the number of Option Shares is adjusted as provided in this
Section 5, the Option Price shall be adjusted by multiplying the Option Price by a fraction, the numerator of which shall be equal to the number of Option Shares purchasable prior to the adjustment and the denominator of which shall be equal to the number of Option Shares purchasable after the adjustment.

       6. Upon the occurrence of a Subsequent Triggering Event that occurs prior to an Exercise Termination Event, Issuer shall, at the request of Grantee delivered within six months (or such later period as provided in Section 10) following such Subsequent Triggering Event (whether on its own behalf or on behalf of any subsequent holder of this Option (or part thereof) or any of the Option Shares issued pursuant hereto), promptly prepare, file and keep current, with respect to the Option and the Option Shares, a registration statement under the 1933 Act and qualify such Option and Option Shares for resale or other disposition under applicable state securities laws, in each case in accordance with any plan of disposition requested by Grantee. Issuer will use all reasonable efforts to cause such registration statement promptly to become effective and then to remain effective for such period not in excess of 180 days from the day such registration statement first becomes effective or such shorter time as may be reasonably necessary to effect such sales or other dispositions. Grantee shall have the right to demand two such registrations. The Issuer shall bear the costs of such registrations (including, but not limited to, Issuer's attorneys' fees, printing costs and filing fees, except for underwriting discounts or commissions, brokers' fees and the fees and disbursements of Grantee's counsel related thereto). The foregoing notwithstanding, if, at the time of any request by Grantee for registration of the Option or Option Shares as provided above, Issuer is in registration with respect to an underwritten public offering by Issuer of shares of Common Stock, and if in the good faith judgment of the managing underwriter or managing underwriters, or, if none, the sole underwriter or underwriters, of such offering, the inclusion of the Option and/or Option Shares would interfere with the successful marketing of the shares of Common Stock offered by Issuer, the number of shares represented by the Option and/or the number of Option Shares otherwise to be covered in the registration statement contemplated hereby may be reduced; provided, however, that after any such required reduction the number of shares represented by the Option and/or the number of Option Shares to be included in such offering for the account of the Holder shall constitute at least 25% of the total number of shares to be sold by the Holder and Issuer in the aggregate; and provided further, however, that if such reduction occurs, then Issuer shall file a registration statement for the balance as promptly as practicable thereafter as to which no reduction pursuant to this Section 6 shall be permitted or occur. Each such Holder shall provide all information reasonably requested by Issuer for inclusion in any such registration statement to be


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

filed hereunder. If requested by any such Holder in connection with such registration, Issuer shall become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating itself in respect of representations, warranties, indemnities and other agreements customarily included in secondary offering underwriting agreements. Upon receiving any request under this Section 6 from any Holder, Issuer agrees to send a copy thereof to any other person known to Issuer to be entitled to registration rights under this Section 6, in each case by promptly mailing the same, postage prepaid, to the address of record of the persons entitled to receive such copies. Notwithstanding anything to the contrary contained herein, in no event shall the number of registrations that Issuer is obligated to effect be increased by reason of the fact that there shall be more than one Holder as a result of any assignment or division of this Agreement.

       7. (a) Upon the occurrence of a Subsequent Triggering Event that occurs prior to an Exercise Termination Event, (i) at the request of any Holder delivered within six months following such occurrence (or such later period as provided in Section 10), Issuer (or any successor thereto) shall repurchase the Option from the Holder at a price (the "Option Repurchase Price") equal to the greater of (1) $20,000,000 and (2) the amount by which (A) the Market/Offer Price (as defined below) exceeds (B) the Option Price, multiplied by the number of shares for which the Option may then be exercised, plus, to the extent not previously reimbursed, Grantee's reasonable out-of-pocket expenses incurred in connection with the transactions contemplated by, and the enforcement of Grantee's rights under, the Merger Agreement, including without limitation legal, accounting and investment banking fees ("Grantee's Out-of-Pocket Expenses"), and (ii) at the request of the owner of Option Shares from time to time (the "Owner"), delivered within 90 days following such occurrence (or such later period as provided in Section 10), Issuer (or any successor thereto) shall repurchase such number of the Option Shares from the Owner as the Owner shall designate at a price (the "Option Share Repurchase Price") equal to the greater of (A) the Market/Offer Price and (B) the average exercise price per share paid by the Owner for the Option Shares so designated plus, to the extent not previously reimbursed, Grantee's Out-of-Pocket Expenses. The term "Market/Offer Price" shall mean the highest of (i) the price per share of Common Stock at which a tender offer or exchange offer therefor has been made, (ii) the price per share of Common Stock to be paid by any person, other than Grantee or a Grantee Subsidiary, pursuant to an agreement with Issuer of the kind described in Section 2(b)(i), (iii) the highest closing price for shares of Common Stock within the shorter of the period from the date of this Agreement up to the date on which such required repurchase of the Option or Option Shares, as the case may be, occurs or the six-month period immediately preceding the date of such required repurchase of the Option or Option Shares, as the case may be, or (iv) in the event of a sale of all or any substantial part of Issuer's assets or deposits, the sum of the price paid in such sale for such assets or deposits and the current market value of the remaining assets of Issuer as determined by a nationally-recognized investment banking firm selected by a majority in interest of the Holders or the Owners, as the case may be, and reasonably acceptable to Issuer, divided by the number of shares of Common Stock of Issuer outstanding at the time of such sale. In determining the Market/Offer Price, the value of consideration other than cash shall be determined by a nationally-recognized investment banking firm selected by the Holder or Owner, as the case may be, and reasonably acceptable to Issuer.


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       (b) Each Holder and Owner, as the case may be, may exercise its right to require Issuer to repurchase the Option and any Option Shares pursuant to this
Section 7 by surrendering for such purpose to Issuer, at its principal office, a copy of this Agreement or certificates for Option Shares, as applicable, accompanied by a written notice or notices stating that such Holder or Owner, as the case may be, elects to require Issuer to repurchase this Option and/or Option Shares in accordance with the provisions of this Section 7. As promptly as practicable, and in any event within five business days after the surrender of the Option and/or certificates representing Option Shares and the receipt of such notice or notices relating thereto, Issuer shall deliver or cause to be delivered to the Holder the Option Repurchase Price and/or to the Owner the Option Share Repurchase Price therefor or the portion thereof that Issuer is not then prohibited under applicable law and regulation from so delivering.

       (c) To the extent that Issuer is prohibited under applicable law or regulation, or as a consequence of administrative policy, or as a result of a written agreement or other binding obligation with a governmental or regulatory body or agency, from repurchasing the Option and/or the Option Shares in full, Issuer shall immediately so notify each Holder and/or each Owner and thereafter deliver or cause to be delivered, from time to time, to such Holder and/or such Owner, as appropriate, the portion of the Option Repurchase Price and the Option Share Repurchase Price, respectively, that it is no longer prohibited from delivering, within two business days after the date on which Issuer is no longer so prohibited; provided, however, that if Issuer at any time after delivery of a notice of repurchase pursuant to paragraph (b) of this Section 7 is prohibited under applicable law or regulation, or as a consequence of administrative policy, or as a result of a written agreement or other binding obligation with a governmental or regulatory body or agency, from delivering to the Holder and/or the Owner, as appropriate, the Option Repurchase Price and the Option Share Repurchase Price, respectively, in part or in full (and Issuer hereby undertakes to use all reasonable efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to accomplish such repurchase), such Holder or Owner may revoke its notice of repurchase of the Option and/or the Option Shares either in whole or to the extent of the prohibition, whereupon, in the latter case, Issuer shall promptly
(i) deliver to the Holder and/or the Owner, as appropriate, that portion of the Option Repurchase Price and/or the Option Share Repurchase Price that Issuer is not prohibited from delivering with respect to Options or Option Shares as to which the Holder or the Owner, as the case may be, has not revoked its repurchase demand; and (ii) deliver, as appropriate, either (A) to the Holder, a new Agreement evidencing the right of the Holder to purchase that number of shares of Common Stock obtained by multiplying the number of shares of Common Stock for which the surrendered Agreement was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Option Repurchase Price less the portion thereof theretofore delivered to the Holder and the denominator of which is the Option Repurchase Price, and/or
(B) to such Owner, a certificate for the Option Shares it is then so prohibited from repurchasing.

       8. (a) In the event that prior to an Exercise Termination Event, Issuer shall enter into an agreement (i) to consolidate with or merge into any person, other than Grantee or a Grantee Subsidiary, or engage in a plan of exchange with any person, other than Grantee or a Grantee


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

Subsidiary, and Issuer shall not be the continuing or surviving corporation of such consolidation or merger or the acquiror in such plan of exchange, (ii) to permit any person, other than Grantee or a Grantee Subsidiary, to merge into Issuer or be acquired by Issuer in a plan of exchange and Issuer shall be the continuing or surviving or acquiring corporation, but, in connection with such merger or plan of exchange, the then outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other person or cash or any other property or the then outstanding shares of Common Stock shall after such merger or plan of exchange represent less than 50% of the outstanding shares and share equivalents of the merged or acquiring company, or (iii) to sell or otherwise transfer all or a substantial part of its or any Issuer Subsidiary's assets or deposits to any person, other than Grantee or a Grantee Subsidiary, then, and in each such case, the agreement governing such transaction shall make proper provision so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of any Holder, of either (x) the Acquiring Corporation (as hereinafter defined) or (y) any person that controls the Acquiring Corporation.

       (b) The following terms have the meanings indicated:

           (i) "Acquiring Corporation" shall mean (i) the continuing or surviving person of a consolidation or merger with Issuer (if other than Issuer), (ii) the acquiring person in a plan of exchange in which Issuer is acquired, (iii) Issuer in a merger or plan of exchange in which Issuer is the continuing or surviving or acquiring person, and (iv) the transferee of all or a substantial part of Issuer's assets or deposits (or the assets or deposits of an Issuer Subsidiary).

           (ii) "Substitute Common Stock" shall mean the common stock issued by the issuer of the Substitute Option upon exercise of the Substitute Option.

           (iii) "Assigned Value" shall mean the Market/Offer Price, as defined in Section 7.

           (iv) "Average Price" shall mean the average closing price of a share of the Substitute Common Stock for the one year immediately preceding the consolidation, merger, share exchange or sale in question, but in no event higher than the closing price of the shares of Substitute Common Stock on the day preceding such consolidation, merger, share exchange or sale; provided that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by the person merging into Issuer or by any company which controls or is controlled by such person, as the Holder may elect.

       (c) The Substitute Option shall have the same terms as the Option, provided that if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall, to the extent legally permissible, be as similar as possible to, and in no event less advantageous to the Holder than, the terms of the Option. The issuer of the Substitute Option also shall enter into an agreement with the then Holder or Holders of the Substitute Option in substantially the same form as this Agreement (after giving effect for such purpose to the provisions of Section 9), which agreement shall be applicable to the Substitute Option.

       (d) The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock as is equal to the Assigned Value multiplied by the number of shares of Common Stock for which the Option was exercisable immediately prior to the event described in the first sentence of Section 8(a), divided by the Average Price. The exercise price of the Substitute Option per share of Substitute Common Stock shall then be equal to the Option Price multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock for which the Option was exercisable immediately prior to the event described in the first sentence of Section 8(a) and the denominator of which shall be the number of shares of Substitute Common Stock for which the Substitute Option is exercisable.

       (e) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding prior to exercise but for this paragraph (e), the issuer of the Substitute Option (the "Substitute Option Issuer") shall make a cash payment to Holder equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in this paragraph (e) over (ii) the value of the Substitute Option after giving effect to the limitation in this paragraph (e). This difference in value shall be determined by a nationally-recognized investment banking firm selected by a majority in interest of the Holders and reasonably acceptable to the Acquiring Corporation.

       (f) Issuer shall not enter into any transaction described in paragraph
(a) of this Section 8 unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of Issuer hereunder.

       9. (a) At the request of the holder of the Substitute Option (the "Substitute Option Holder"), the issuer of the Substitute Option Issuer shall repurchase the Substitute Option from the Substitute Option Holder at a price (the "Substitute Option Repurchase Price") equal to the amount by which (i) the Highest Closing Price (as hereinafter defined) exceeds (ii) the exercise price of the Substitute Option, multiplied by the number of shares of Substitute Common Stock for which the Substitute Option may then be exercised, and at the request of each owner (the "Substitute Share Owner") of shares of Substitute Common Stock (the "Substitute Shares"), the Substitute Option Issuer shall repurchase the Substitute Shares at a price (the "Substitute Share Repurchase Price") equal to the greater of (A) the Highest Closing Price and (B) the average exercise price per share paid by the Substitute Share Owner for the Substitute Shares so designated, multiplied by the number of Substitute Shares so designated. The term "Highest Closing Price" shall mean the highest closing price for shares of Substitute Common Stock within the six-month period immediately preceding the date the Substitute Option Holder gives notice of the required repurchase of the Substitute Option or the Substitute Share Owner gives notice of the required repurchase of the Substitute Shares, as applicable.

       (b) Each Substitute Option Holder and Substitute Share Owner, as the case may be, may exercise its respective right to require the Substitute Option Issuer to repurchase the Substitute Option and the Substitute Shares pursuant to this Section 9 by surrendering for such purpose to the Substitute Option Issuer, at its principal office, the agreement for such Substitute Option (or, in the absence of such an agreement, a copy of this Agreement) and/or certificates for Substitute Shares accompanied by a written notice or notices stating that the Substitute Option Holder or the Substitute Share Owner, as the case may be, elects to require the Substitute Option Issuer to repurchase the Substitute Option and/or the Substitute Shares in accordance with the provisions of this
Section 9. As promptly as practicable, and in any event within two business days after the surrender of the Substitute Option and/or certificates representing Substitute Shares and the receipt of such notice or notices relating thereto, the Substitute Option Issuer shall deliver or cause to be delivered to the Substitute Option Holder the Substitute Option Repurchase Price and/or to the Substitute Share Owner the Substitute Share Repurchase Price therefor, or the portion(s) thereof which the Substitute Option Issuer is not then prohibited under applicable law and regulation from so delivering.

       (c) To the extent that the Substitute Option Issuer is prohibited under applicable law or regulation, or as a consequence of administrative policy, or as a result of a written agreement or other binding obligation with a governmental or regulatory body or agency, from repurchasing the Substitute Option and/or the Substitute Shares in part or in full, the Substitute Option Issuer following a request for repurchase pursuant to this Section 9 shall immediately so notify the Substitute Option Holder and/or the Substitute Share Owner and thereafter deliver or cause to be delivered, from time to time, to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the portion of the Substitute Option Repurchase Price and/or the Substitute Share Repurchase Price, respectively, which it is no longer prohibited from delivering, within two business days after the date on which the Substitute Option Issuer is no longer so prohibited; provided, however, that if the Substitute Option Issuer is at any time after delivery of a notice of repurchase pursuant to subsection (b) of this Section 9 prohibited under applicable law or regulation, or as a consequence of administrative policy, or as a result of a written agreement or other binding obligation with a governmental or regulatory body or agency, from delivering to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the Substitute Option Repurchase Price and the Substitute Share Repurchase Price, respectively, in full (and the Substitute Option Issuer shall use all reasonable efforts to obtain all required regulatory and legal approvals as promptly as practicable in order to accomplish such repurchase), the Substitute Option Holder and/or Substitute Share Owner may revoke its notice of repurchase of the Substitute Option or the Substitute Shares either in whole or to the extent of the prohibition, whereupon, in the latter case, the Substitute Option Issuer shall promptly (i) deliver to the Substitute Option Holder or Substitute Share Owner, as appropriate, that portion of the Substitute Option Repurchase Price or the Substitute Share Repurchase Price that the Substitute Option Issuer is not prohibited from delivering; and
(ii) deliver, as appropriate, either (A) to the Substitute Option Holder, a new Substitute Option evidencing the right of the Substitute Option Holder to purchase that number of shares of the Substitute Common Stock obtained by multiplying the number of shares of the Substitute Common Stock for which the surrendered Substitute Option was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Substitute Option Repurchase Price less the portion thereof theretofore delivered to the Substitute Option Holder and the denominator of which is the Substitute Option Repurchase Price, and/or
(B) to the Substitute Share Owner, a certificate for the Substitute Option Shares it is then so prohibited from repurchasing.

       10. The six-month periods for exercise of certain rights under Sections 2, 6, 7 and 12 shall be extended: (i) to the extent necessary to obtain all regulatory approvals for the exercise of such rights (for so long as the Holder, Owner, Substitute Option Holder or Substitute Share Owner, as the case may be, is using its reasonable best efforts to obtain such regulatory approvals), and for the expiration of all statutory waiting periods; (ii) during the pendency of any temporary restraining order, injunction or other legal bar to exercise of such rights; and (iii) to the extent necessary to avoid liability under Section 16(b) of the 1934 Act by reason of such exercise.

       11. (a) Issuer hereby represents and warrants to Grantee as follows:

       (i) Issuer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Issuer Board and no other corporate proceedings on the part of Issuer are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Issuer.

       (ii) The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance by Issuer with any of the provisions hereof will not (i) conflict with or result in a breach of any provision of its Certificate of Incorporation or Bylaws or a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, debenture, mortgage, indenture, license, material agreement or other material instrument or obligation to which Issuer is a party, or by which it or any of its properties or assets may be bound, or (ii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Issuer or any of its properties or assets.

       (iii) Issuer has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms will have reserved for issuance upon the exercise of the Option, that number of shares of Common Stock equal to the maximum number of shares of Common Stock at any time and from time to time issuable hereunder, and all such shares, upon issuance pursuant thereto, will be duly authorized, validly issued, fully paid, nonassessable, and will be delivered free and clear of all claims, liens, encumbrances and security interests and not subject to any preemptive rights.

       (b) Grantee hereby represents and warrants to Issuer that:

       (i) Grantee has full corporate power and authority to execute and deliver this Agreement and, subject to any approvals or consents referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Grantee and no other corporate proceedings on the part of Grantee are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly executed and delivered by Grantee.

       (ii) The Option is not being, and any shares of Common Stock or other securities acquired by Grantee upon exercise of the Option will not be, acquired with a view to the public distribution thereof and will not be transferred or otherwise disposed of except in a transaction registered or exempt from registration under the 1933 Act.

       12. Neither of the parties hereto may assign any of its rights or obligations under this Agreement or the Option created hereunder to any other person, without the express written consent of the other party, except that in the event a Subsequent Triggering Event shall have occurred prior to an Exercise Termination Event, Grantee, subject to the express provisions hereof, may assign in whole or in part its rights and obligations hereunder within six months following such Subsequent Triggering Event; provided, however, that until the date 15 days following the date on which the Federal Reserve Board approves an application by Grantee under the BHCA to acquire the shares of Common Stock subject to the Option, Grantee may not assign its rights under the Option except in (i) a widely dispersed public distribution, (ii) a private placement in which no one party acquires the right to purchase in excess of 2% of the voting shares of Issuer, (iii) an assignment to a single party (e.g., a broker or investment banker) for the sole purpose of conducting a widely dispersed public distribution on Grantee's behalf or (iv) any other manner approved by the Federal Reserve Board.

       13. Each of Grantee and Issuer will use all reasonable efforts to make all filings with, and to obtain consents of, all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement, including, without limitation, applying to the Federal Reserve Board under the BHCA for approval to acquire the shares issuable hereunder and applying for listing or quotation of such shares on any exchange or quotation system on which the Common Stock is then listed or quoted.

       14. (a) Notwithstanding any other provision of this Agreement, in no event shall the Grantee's Total Profit (as hereinafter defined) exceed $40,000,000 and, if it otherwise would exceed such amount, the Grantee, at its sole election, shall either (i) reduce the number of shares of Common Stock subject to this Option, (ii) deliver to the Issuer for cancellation Option Shares previously purchased by Grantee, (iii) pay cash to the Issuer or (iv) any combination thereof, so that Grantee's actually realized Total Profit shall not exceed $40,000,000 after taking into account the foregoing actions. As used herein, the term "Total Profit" shall mean the aggregate amount (before taxes) of the following: (i) the amount received by Grantee pursuant to Issuer's repurchase of the Option (or any portion thereof) pursuant to Section 7 hereof,
(ii) (x) the amount received by Grantee pursuant to Issuer's repurchase of the Option Shares pursuant to Section 7 hereof, less (y) the Grantee's purchase price for such Option Shares, (iii) (x) the net cash amounts received by Grantee pursuant to the sale of Option Shares (or any other securities into which such Option Shares are converted or exchanged) to any unaffiliated party, less (y) the Grantee's purchase price of such Option Shares, (iv) any amounts received by Grantee on the transfer of the Option (or any portion thereof) to any unaffiliated party and (v) any equivalent amount with respect to the Substitute Option.

       (b) Notwithstanding any other provision of this Agreement, this Option may not be exercised for a number of shares as would, as of the date of exercise, result in a Notional Total Profit (as hereinafter defined) of more than $40,000,000, provided that nothing in this sentence shall restrict any exercise of the Option permitted hereby on any subsequent date. As used herein, the term "Notional Total Profit" with respect to any number of shares as to which Grantee may propose to exercise this Option shall be the Total Profit determined as of the date of such proposed exercise assuming that this Option were exercised on such date for such number of shares and assuming that such shares, together with all other Option Shares held by Grantee and its affiliates as of such date, were sold for cash at the closing market price for the Common Stock as of the close of business on the preceding trading day (less customary brokerage commissions).

       15. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party hereto and that the obligations of the parties hereto shall be enforceable by either party hereto through injunctive or other equitable relief.

       16. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Holder is not permitted to acquire, or Issuer or Substitute Option Issuer, as the case may be, is not permitted to repurchase pursuant to Section 7 or Section 9, as the case may be, the full number of shares of Common Stock provided in Section l(a) hereof (as adjusted pursuant to Section l(b) or Section 5 hereof), it is the express intention of Issuer (which shall be binding on the Substitute Option Issuer) to allow the Holder to acquire or to require Issuer or Substitute Option Issuer, as the case may be, to repurchase such lesser number of shares as may be permissible, without any amendment or modification hereof.

       17. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in person, by fax, telecopy or by registered or certified mail (postage prepaid, return receipt requested) at the respective addresses of the parties set forth in the Merger Agreement.

       18. This Agreement shall be governed by and construed in accordance with the laws of the State of Maine, without regard to the conflict of law principles thereof.

       19. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

       20. Except as otherwise expressly provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

       21. Except as otherwise expressly provided herein or in the Merger Agreement, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereof, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

       22. Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned thereto in the Merger Agreement.

       IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.

                                        BANKNORTH GROUP, INC.

                                        By:    /s/ William H. Chadwick
                                               --------------------------------
                                        Name:  William H. Chadwick
                                        Title: President and Chief Executive
                                                 Officer

                                        PEOPLES HERITAGE FINANCIAL GROUP, INC.

                                        By:    /s/ William J. Ryan
                                               --------------------------------
                                        Name:  William J. Ryan
                                        Title: Chairman, President and
                                                 Chief Executive Officer